UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2013
COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 As of June 28, 2013, Coldwater Creek Inc. (the "Company") entered into a Severance and Change of Control Agreement ("Change of Control Agreement") with Mark A. Haley, Vice President and Chief Accounting Officer. This Change of Control Agreement will remain in effect during the term of Mr. Haley's employment with the Company. If the Company terminates Mr. Haley's employment without Cause or if he is terminated as a result of an Involuntary Termination (as such capitalized terms are defined in the Change of Control Agreement), then Mr. Haley is entitled to the following severance: (i) payments over a twelve month period equal to 75% of Mr. Haley's then current annual base salary and a pro rata portion of the bonus otherwise earned for the year of termination; provided, however, that if Mr. Haley's termination occurs within twelve months following a Change of Control of the Company the severance amount is a lump sum payment equal to 75% of the sum of his then current annual base salary and target bonus, plus a pro rata portion of the target bonus for the year of termination, (ii) continuation of health benefits for twelve months, and (iii) if Mr. Haley's termination occurs within twelve months following a Change of Control of the Company, full vesting of all unvested equity awards. If Mr. Haley becomes disabled during the term of the Change of Control Agreement, he will be entitled to the continuation of his annual salary in effect on the day of termination for a period of twelve months, and if he dies or becomes disabled, he will also be entitled to a pro rata portion of the target bonus for the year of termination. Mr. Haley is also subject to certain non-competition provisions during the term of the Change of control Agreement and for twelve months thereafter. The foregoing description of the Change of Control Agreement is qualified in its entirety by reference to the full text of the Severance and Change of Control Agreement attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

10.1	Severance and Change of Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Dated: July 01, 2013

/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance and Change of Control Agreement